EXHIBIT 21

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                 SUBSIDIARIES OF THE REGISTRANT





     Subsidiaries              % Owned           Incorporation
     ------------              -------        ------------------


General Engineers Limited       100%                 Israel

PEC Israel Finance Corporation
  Ltd.                          100%                 Israel





The Company accounts on the equity method for its interests in the Affiliated Companies listed in Note 3 of the Notes to the Consolidated Financial Statements of PEC Israel Economic Corporation and Subsidiaries, which consolidated financial statements are included in response to item 8 herein.